Exhibit 10.1

CONVERTIBLE PROMISSORY NOTE EXTENSION AGREEMENT

THIS CONVERTIBLE PROMISSORY NOTE EXTENSION AGREEMENT (“Extension Agreement”) is entered into as of April 18, 2016, by and between root9B Technologies, Inc., a Delaware corporation (“the Company”) and the various noteholders that participated in the Company’s prior convertible note offering (the “Noteholders”).

WHEREAS, the Noteholders currently hold various convertible promissory notes (the “Convertible Notes”) which were issued by the Company between October 2014 and November 2014, representing an aggregate principal amount of One Million Eight Hundred Thousand Dollars ($1,800,000), of which Two Hundred Thousand One Dollars and Sixty Six Cents ($200,001.66) was subsequently converted into shares of the Company’s common stock (the “Outstanding Principal”); and

WHEREAS, the Company and the Noteholders entered into Note Extension Agreements (the “First Note Extension Agreements”), in order to extend the Maturity Date (as defined in the Convertible Notes) of the Outstanding Principal of the Convertible Notes to May 21, 2016; and

WHEREAS, the Company and the Noteholders desire to enter into Note Extension Agreements (the “Second Note Extension Agreements”) in order to extend the Maturity Date (as defined in the Convertible Notes) of the Outstanding Principal of the Convertible Notes to May 21, 2017, upon the terms and conditions as set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties agree with the others as follows:

1. Maturity Date. The maturity date of the Convertible Notes is hereby extended to May 21, 2017 (the “Extended Maturity Date”).

2. Consideration. In consideration for agreeing to the Extended Maturity Date of the Convertible Notes, the Company shall issue to the Noteholders warrants to purchase an additional aggregate of Four Hundred Eighty Thousand (480,000) shares of the Company’s common stock in the form annexed hereto as Exhibit A and in the proportional amount of the Outstanding Principal for each Noteholder.

3. Further Assurances.  Each Party hereto, without additional consideration, shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other Party hereto in order to carry out the provisions and purposes of this Amendment.

4. Counterparts.  This Amendment may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5. Headings.  The headings of Articles and Sections in this Amendment are provided for convenience only and will not affect its construction or interpretation.

6. Waiver.  Neither any failure nor any delay by any party in exercising any right, power or privilege under this Amendment or any of the documents referred to in this Amendment will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.

7. Severability.  The invalidity or unenforceability of any provisions of this Amendment pursuant to any applicable law shall not affect the validity of the remaining provisions hereof, but this Amendment shall be construed as if not containing the provision held invalid or unenforceable in the jurisdiction in which so held, and the remaining provisions of this Amendment shall remain in full force and effect.  If the Amendment may not be effectively construed as if not containing the provision held invalid or unenforceable, then the provision contained herein that is held invalid or unenforceable shall be reformed so that it meets such requirements as to make it valid or enforceable.

8. Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof.

9. Effect of this Extension Agreement.  Except as expressly modified or amended hereby, the terms and rights contained in the Convertibles Notes shall remain unchanged and shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Convertible Promissory Note Extension Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ROOT9B TECHNOLOGIES, INC.

By: ______________________
Name:  Brian King
Title:   Chief Operating Officer

With a copy to (which shall not constitute notice):

Ruskin Moscou Faltischek, P.C.
1425 RXR Plaza
East Tower, 15th Floor,
Uniondale, New York 11556
Attention:  Seth I. Rubin, Esq.

Address for Notice root9B Technologies, Inc. 4521 Sharon Road, Suite 300 Charlotte, North Carolina 28211 Attention: Chief Operating Officer Fax: (704) 521-8077

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[NOTEHOLDER SIGNATURE PAGES TO
CONVERTIBLE PROMISSORY NOTE EXTENSION AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Convertible Promissory Note Extension Agreement to be duly executed by it authorized signatory as of the date first indicated above.

NOTEHOLDER By: Name: Title:	Address for Notice
Principal Amount of
Convertible Promissory Notes: _____________

Exhibit A

Form of Warrant

See attached.